Exhibit 99.1

Form 4 Joint Filer Information

Name and Address:    Clarence W. Schawk 2006 GRAT
                1695 River Road
Des Plaines, IL 60018

Designated Filer:     Marilyn G. Schawk

Issuer Name &
Ticker Symbol:       Schawk, Inc. (SGK)

Date of Event
  Requiring Statement:        November 20, 2006

Signature:
Clarence W. Schawk 2006 GRAT

By: __/s/ A. Alex Sarkisian__________
A. Alex Sarkisian, attorney-in-fact
for Marilyn G. Schawk, as trustee